© 2021 Fannie Mae DRAFT Financial Supplement Q2 2021 August 3, 2021

Q2 2021 Financial Supplement 2© 2021 Fannie Mae DRAFT ▪ Some of the terms and other information in this presentation are defined and discussed more fully in Fannie Mae's Form 10-Q for the quarter ended June 30, 2021 (“Q2 2021 Form 10-Q”) and Form 10-K for year ended December 31, 2020 ("2020 Form 10-K"). This presentation should be reviewed together with the Q2 2021 Form 10-Q and the 2020 Form 10-K, which are available at www.fanniemae.com in the “About Us—Investor Relations—SEC Filings” section. Information on or available through the company's website is not part of this supplement. ▪ Some of the information in this presentation is based upon information from third-party sources such as sellers and servicers of mortgage loans. Although Fannie Mae generally considers this information reliable, Fannie Mae does not independently verify all reported information. ▪ Due to rounding, amounts reported in this presentation may not sum to totals indicated (i.e. 100%), or amounts shown as 100% may not reflect the entire population. ▪ Unless otherwise indicated "Q2 YTD 2021" data is as of June 30, 2021 or for the first six months of 2021. Data for prior years is as of December 31 or for the full year indicated. ▪ Note references are to endnotes, appearing on pages 27 to 30. ▪ Terms used in presentation CAS: Connecticut Avenue Securities® CIRT™: Credit Insurance Risk Transfer™ CRT: Credit risk transfer DSCR: Weighted-average debt service coverage ratio DTI ratio: Debt-to-income (“DTI”) ratio refers to the ratio of a borrower’s outstanding debt obligations (including both mortgage debt and certain other long-term and significant short-term debts) to that borrower’s reported or calculated monthly income, to the extent the income is used to qualify for the mortgage DUS®: Fannie Mae’s Delegated Underwriting and Servicing program FHFA: The Federal Housing Finance Agency HARP®: Home Affordable Refinance Program®, registered trademarks of the Federal Housing Finance Agency, which allowed eligible Fannie Mae borrowers with high LTV ratio loans to refinance into more sustainable loans LTV ratio: Loan-to-value ratio MSA: Metropolitan statistical area MTMLTV ratio: Mark-to-market loan-to-value ratio, which refers to the current unpaid principal balance of a loan at period end, divided by the estimated current home price at period end OLTV ratio: Origination loan-to-value ratio, which refers to the unpaid principal balance of a loan at the time of origination of the loan, divided by the home price at origination of the loan Refi Plus™: Refi Plus initiative, which offered refinancing flexibility to eligible Fannie Mae borrowers REO: Real estate owned by Fannie Mae because it has foreclosed on the property or obtained the property through a deed-in-lieu of foreclosure TCCA: Temporary Payroll Tax Cut Continuation Act of 2011 UPB: Unpaid principal balance

Q2 2021 Financial Supplement 3© 2021 Fannie Mae DRAFTTable of Contents Overview Corporate Financial Highlights 5 Guaranty Book of Business Highlights 6 Single-Family Credit Characteristics 7 Multifamily Credit Characteristics 8 Single-Family Conventional and Multifamily Guaranty Books of Business in Forbearance 9 Portfolio and Liquidity Management 10 Key Market Economic Indicators 11 Single-Family Business Single-Family Highlights 13 Credit Characteristics of Single-Family Conventional Loan Acquisitions 14 Credit Characteristics of Single-Family Conventional Guaranty Book of Business 15 Single-Family Credit Risk Transfer 16 Single-Family Conventional Guaranty Book of Business in Forbearance 17 Single-Family Problem Loan Statistics 18 Credit Loss Concentration of Single-Family Conventional Guaranty Book of Business 19 Single-Family Cumulative Default Rates 20 Multifamily Business Multifamily Highlights 22 Credit Characteristics of Multifamily Loan Acquisitions 23 Credit Characteristics of Multifamily Guaranty Book of Business 24 Multifamily Serious Delinquency Rates and Credit Losses 25 Endnotes Endnotes 27

© 2021 Fannie Mae DRAFT Overview

Corporate Financial Highlights

Summary of Q2 2021 Financial Results

(Dollars in millions)	Q2 2021	Q1 2021	Variance	Q2 YTD 2021	Q2 YTD 2020	Variance
Net interest income	**$8,286**	$6,742	$1,544	**$15,028**	$11,124	$3,904
Fee and other income	**103**	87	16	**190**	210	(20)
Net revenues	**8,389**	6,829	1,560	**15,218**	11,334	3,884
Investment gains (losses), net	**646**	45	601	**691**	(9)	700
Fair value gains (losses), net	**(446)**	784	(1,230)	**338**	(1,294)	1,632
Administrative expenses	**(746)**	(748)	2	**(1,494)**	(1,503)	9
Credit-related income (expense)	**2,547**	770	1,777	**3,317**	(2,685)	6,002
TCCA fees	**(758)**	(731)	(27)	**(1,489)**	(1,297)	(192)
Other expenses, net[1]	**(598)**	(634)	36	**(1,232)**	(754)	(478)
Income before federal income taxes	**9,034**	6,315	2,719	**15,349**	3,792	11,557
Provision for federal income taxes	**(1,882)**	(1,322)	(560)	**(3,204)**	(786)	(2,418)
Net income	**$7,152**	$4,993	$2,159	**$12,145**	$3,006	$9,139
Total comprehensive income	**$7,120**	$4,966	$2,154	**$12,086**	$3,008	$9,078
Net worth	**$37,345**	$30,225	$7,120	**$37,345**	$16,477	$20,868
Net worth ratio[2]	0.9 %	0.7 %		0.9 %	0.4 %	

Q2 Key Highlights

$7.2 billion second quarter 2021 net income, with net worth reaching $37.3 billion as of June 30, 2021

Net income increased $2.2 billion in the second quarter of 2021 compared with the first quarter of 2021 driven by:

Credit-related income

- Increased $1.8 billion in the second quarter of 2021, driven by higher actual and forecasted home prices, as well as an increase in the volume of redesignations of reperforming single-family mortgage loans from held-for-investment to held-for sale.

Net interest income

- Increased $1.5 billion, driven primarily by an increase in net amortization income, particularly in the beginning of the second quarter. Single-family loan prepayment slowed some throughout the second quarter of 2021 compared to the first quarter; however refinancing activity remained strong due to the continued low interest-rate environment.

Partially offset by:

Fair value gains (losses), net

- $1.2 billion shift from fair value gains to fair value losses driven by a decrease in Treasury yields, which drove losses on commitments to sell securities and fair value debt as prices rose.

© 2021 Fannie Mae

Q2 2021 Financial Supplement 5

Q2 2021 Financial Supplement 6© 2021 Fannie Mae DRAFT U P B (D ol la rs in tr ill io ns ) A verage G fee (in bps) $3.1 $3.1 $3.2 $3.3 $3.4$0.4 $0.4 $0.4 $0.4 $0.4 44.2 44.4 44.5 44.9 45.2 72.3 73.3 74.5 75.9 76.8 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 $0.0 $1.0 $2.0 $3.0 $4.0 0 25 50 75 Guaranty Book of Business Highlights Outstanding Conventional Guaranty Book of Business at Period End Highlights U P B (D ol la rs in b ill io ns ) R efinancings as a % of S F A cquisitions $570 $512 $666 $1,435 $806 $66 $65 $70 $76 $223 $156 $283 $948 $545 $281 $291 $313 $411 $229 2017 2018 2019 2020 Q2 YTD 2021 $0 $500 $1,000 $1,500 30% 45% 60% 75% 90% Single-Family Home Purchases Multifamily Rental Units Single-Family Refinancings Refinancings as % of SF Acquisitions Market Liquidity Provided UPB outstanding of single-family conventional guaranty book of business(3) UPB outstanding of multifamily guaranty book of business(4) Average charged guaranty fee on single-family conventional guaranty book of business, net of TCCA (bps)(5) Average charged guaranty fee on multifamily guaranty book of business (bps) Total liquidity provided in the second quarter of 2021 was $384 billion Unpaid Principal Balance Units $129.5B 419K Single-Family Home Purchases $243.8B 906K Single-Family Refinancings $10.9B 128K Multifamily Rental Units • Fannie Mae provided $384 billion in total liquidity in the second quarter of 2021, which continues to represent historically high volumes. • Refinancings continued to drive acquisition volumes with 906,000 single-family refinance loans delivered in the second quarter of 2021 due to the continued low rate environment. • Average charged guaranty fee continued to increase for both the company's single-family and multifamily segments.

Q2 2021 Financial Supplement 7© 2021 Fannie Mae DRAFT Single-Family Credit Characteristics Credit Ratios Highlights Certain Credit Characteristics of Guaranty Book Guaranty Book in a CRT W ei gh te d- A ve ra ge F IC O C re di t S co re W eighted-A verage M TM LTV 745 746 746 750 752 58% 57% 57% 58% 55% 2017 2018 2019 2020 Q2 YTD 2021 0 170 340 510 680 850 0 10 20 30 40 50 60 Weighted-Average MTMLTV Ratio(6) Weighted-Average FICO Credit Score(7) S er io us D el in qu en cy R at e C redit Loss (B enefit) R atio (in bps)0.6bps 1.2bps (0.1)bps *—bps (0.6)bps 2.65% 3.20% 2.87% 2.58% 2.08% 0.59% 0.65% 0.66% 0.66% 0.64% Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 0% 1% 2% 3% 4% (3)bps (2)bps (1)bps 0bps 1bps 2bps 3bps 4bps U P B (D ol la rs in b ill io ns ) $927 $1,143 $1,341 $955 $698 32% 39% 46% 30% 21% 2017 2018 2019 2020 Q2 YTD 2021 $0 $500 $1,000 $1,500 0% 20% 40% % Single-family conventional guaranty book in a CRT transaction Outstanding UPB of single-family loans in a CRT transaction(8) Serious Delinquency ("SDQ")(9) Rate SDQ Rate excluding loans in forbearance Credit Loss (Benefit) Ratio(10) * Represents less than 0.05 basis points • The credit characteristics of the single-family conventional guaranty book of business remained strong in the second quarter of 2021 with a weighted-average MTMLTV ratio of 55% and weighted-average FICO credit score of 752. • The company has not entered into any new credit risk transfer transactions since Q1 2020 as it continues to evaluate their costs and benefits, including the capital relief these transactions provide. As a result, the percentage of the single-family conventional guaranty book of business covered by CRT declined to 21% as of June 30, 2021. • The single-family SDQ rate decreased compared with March 31, 2021 due to the on-going economic recovery and the decline in the number of the company’s single-family loans in a COVID-19 forbearance plan. The single-family SDQ rate excluding loans in forbearance decreased slightly to 0.64%.

Q2 2021 Financial Supplement 8© 2021 Fannie Mae DRAFT Multifamily Credit Characteristics Credit Ratios Highlights Certain Credit Characteristics of Guaranty Book Guaranty Book in a CRT W ei gh te d- A ve ra ge D S C R W eighted-A verage O LTV R atio 2.1 2.0 1.9 2.0 2.1 67% 66% 66% 66% 66% 2017 2018 2019 2020 Q2 YTD 2021 0.0 1.0 2.0 0 10 20 30 40 50 60 70 Weighted-Average DSCR(11) Weighted-Average OLTV Ratio S er io us D el in qu en t R at e C redit Loss (B enefit) R atio, N et (in bps) 1.00% 1.12% 0.98% 0.66% 0.53% 0.04% 0.03% 0.03% 0.03% 0.6bps 7.4bps 1.2bps 3.1bps 0.2bps Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 0.0% 0.3% 0.5% 0.8% 1.0% 1.3% 1.5% 0bps 2bps 4bps 6bps 8bps 10bps 12bps U P B (D ol la rs in b ill io ns ) $17 $37 $84 $101 $99 6% 12% 25% 26% 25% 2017 2018 2019 2020 Q2 YTD 2021 $0 $50 $100 0% 10% 20% 30% Outstanding UPB of Multifamily loans in a CRT transaction % Multifamily guaranty book in a CRT transaction SDQ Rate(12) SDQ Rate excluding loans in forbearance Credit Loss (Benefit) Ratio, Net(13) • The credit characteristics of the multifamily guaranty book of business remained strong in Q2 2021 with a weighted-average OLTV ratio of 66% and weighted-average DSCR of 2.1. • As of June 30, 2021, substantially all of the multifamily guaranty book of business was covered by DUS loss sharing. Additionally, 25% had back-end coverage through the company's CRT programs. • The multifamily SDQ rate continued to decrease in Q2 2021, primarily driven by the on-going economic recovery resulting in loans that received a forbearance finishing repayment plans or otherwise reinstating. The multifamily SDQ rate excluding loans in forbearance remained very low in Q2 2021 at 0.03%. 0.09%

Q2 2021 Financial Supplement 9© 2021 Fannie Mae DRAFT Single-Family Conventional and Multifamily Guaranty Books of Business in Forbearance Single-Family Delinquency Status of Loans in Forbearance(14) Multifamily Delinquency Status of Loans in Forbearance(14) U P B (D ol la rs in b ill io ns ) $77.9 $203.5 $145.3 $107.8 $88.1 $65.0 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 $0 $50 $100 $150 $200 $250 Single-Family Loan Forbearance Status(15) As of June 30, 2021 Multifamily Loan Forbearance Status(18) As of June 30, 2021 22.9% 23.5% 2.3% 23.7% 24.3% 3.3% Active Forbearance Other(16) Paid off Reinstated(24) Payment Deferral Modification(17) 18.3% 33.3% 33.1% 9.3% 6.0% Active Forbearance(19) Defaulted(20) Liquidations, Including Foreclosures(25)Reinstated(21) Repayment Plan $5.5B UPB Forbearance 1,372,459 Total Loans COVID-related Forbearance U P B (D ol la rs in b ill io ns ) $3.3 $4.3 $1.7 $1.7 $0.9 $1.0 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 $0 $2 $4 Total SDQ(8) Current Total SDQ(11) Current

Q2 2021 Financial Supplement 10© 2021 Fannie Mae DRAFTPortfolio and Liquidity Management Sources of Net Interest Income and Retained Mortgage Portfolio Balance Net Worth of Fannie Mae Aggregate Indebtedness of Fannie Mae(26) Other Investments Portfolio ("OIP") % N et In te re st In co m e R etained M ortgage P ortfolio (D ollars in billions) 79% 79% 85% 92% 96%21% 21% 15% 8% 4% $230.8 $179.2 $153.6 $162.7 $124.0 2017 2018 2019 2020 Q2 YTD 2021 0% 25% 50% 75% 100% $0 $200 $400 % Net interest income from guaranty book of business(22) % Net interest income from portfolios(23) Retained mortgage portfolio, at end of period (D ol la rs in b ill io ns ) $42.3 $23.5 $233.9 $266.4 $277.8 $272.2 $250.4 $276.2 $289.9 $290.0 $275.1 252.7 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 $0 $50 $100 $150 $200 $250 $300 (D ol la rs in b ill io ns ) $54.5 $37.5 $38.3 $26.5 $48.8 $25.5 $12.7 $28.2 $14.1 $26.1 $96.0 $136.0 $130.5 $105.6 $89.7 $176.0 $186.2 $197.0 $146.2 $164.6 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 $0 $50 $100 $150 $200 Cash and cash equivalents(27) Federal funds sold and securities purchased under agreements to resell or similar arrangements U.S. Treasury securities Short-term debt Long-term debt Treasury Debt Limit $300 (D ol la rs in b ill io ns ) $(3.7) $6.2 $14.6 $25.3 $37.3 2017 2018 2019 2020 Q2 2021

Q2 2021 Financial Supplement 11© 2021 Fannie Mae DRAFT R at e (a s of p er io d en d) 4.1% 3.9% 3.6% 6.7% 5.9% 2.3% 2.9% 2.3% (3.4)% 6.5% 2017 2018 2019 2020 Q2 YTD 2021 -10% -5% 0% 5% 10% Key Market Economic Indicators 2.86% 2.01% 0.66% 1.47% 3.60% 2.74% 1.57% 1.83% 4.55% 3.73% 3.13% 3.02% 6/30/2018 6/30/2019 6/30/2020 6/30/2021 Top 10 States by UPB(30) State One Year Home Price Growth Rate Q2 2021 Share of Single-Family Conventional Guaranty Book CA 18.27% 19.50 % TX 16.95% 6.59 % FL 18.61% 5.93 % NY 14.22% 4.64 % WA 23.78% 3.98 % NJ 18.72% 3.38 % CO 19.91% 3.26 % IL 11.89% 3.26 % VA 14.78% 3.20 % NC 18.39% 2.85 % H om e P ric e G ro w th 5.7% 5.1% 4.4% 10.5% 10.5% 2017 2018 2019 2020 Q2 YTD 2021 0% 2% 4% 6% 8% 10% 12% Benchmark Interest Rates U.S. GDP Growth (Decline) Rate and Unemployment Rate(29) One Year Home Price Growth Rate Q2 2021(30) United States 17.2% Single-Family Home Price Growth Rate(30) Growth (decline) in GDP, annualized change U.S. unemployment rate30-year FRM rate(28) 10-year Treasury rate 30-year Fannie Mae MBS par coupon rate State Growth Rate: 0.0% to 9.99% 10.0% to 14.99% 15.0% to 19.99% 20.0% and above

© 2021 Fannie Mae DRAFT Single-Family Business

Q2 2021 Financial Supplement 13© 2021 Fannie Mae DRAFT Fannie Mae 40% Freddie Mac 34% Ginnie Mae 23% Private-label securities 3% U P B (D ol la rs in b ill io ns ) $3,014 $3,086 $3,161 $3,237 $3,325 44.2 44.4 44.5 44.9 45.2 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 $0 $1,000 $2,000 $3,000 $4,000 0 10 20 30 40 50 U P B (D ol la rs in b ill io ns ) $92 $125 $125 $99 $130 $259 $266 $301 $301 $244 46.7 44.9 45.8 48.0 47.9 $351 $391 $426 $400 $374 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 $0 $250 $500 0 10 20 30 40 50 Single-Family Highlights Q2 2021 $7,323M Net interest income $658M Investment gains, net $(386)M Fair value losses, net $2,525M Credit-related income $6,507M Net income Single-Family Conventional Loan Acquisitions(3) Single-Family Conventional Guaranty Book of Business(3) Single-Family Mortgage-Related Securities Share of Issuances Q2 2021 Highlights Refinance Purchase Average charged guaranty fee on new single-family conventional acquisitions, net of TCCA (bps)(5) Average single-family conventional guaranty book Average charged guaranty fee on single-family conventional guaranty book, net of TCCA (bps)(5) • Purchase acquisitions reached a record high of $129.5 billion, of which nearly 50% were for first-time homebuyers. Refinance acquisitions were $243.8 billion in the second quarter of 2021, a $57 billion decline compared with the first quarter of 2021, but remained strong due to the continued low interest-rate environment. • The average single-family conventional guaranty book of business increased during the quarter by 2.7%. • The average charged guaranty fee on Q2 2021 acquisitions remained relatively flat compared with Q1 2021. • The company's share of mortgage-related securities issuances remained strong relative to the overall market.

Q2 2021 Financial Supplement 14© 2021 Fannie Mae DRAFT S ha re o f A cq ui si tio ns 56% 65% 52% 30% 30% 20% 12% 28% 51% 49% 22% 22% 20% 19% 21% 2017 2018 2019 2020 Q2 YTD 2021 0% 25% 50% 75% 100% W ei gh te d- A ve ra ge F IC O C re di t S co re % FIC O C redit S core < 680 745 743 749 760 759 10.6% 11.2% 7.3% 4.0% 5.0% 2017 2018 2019 2020 Q2 YTD 2021 0 200 400 600 800 0% 5% 10% 15% 20% 25% Credit Characteristics of Single-Family Conventional Loan Acquisitions Certain Credit Characteristics of Single-Family Conventional Loans by Acquisition Period Q2 YTD 2021 Acquisition Credit Profile by Certain Loan Features Categories are not mutually exclusive Q2 2020 Q3 2020 Q4 2020 Full Year 2020 Q1 2021 Q2 2021 OLTV Ratio >95% Home- Ready®(32) FICO Credit Score < 680(7) DTI Ratio > 43%(31) Total UPB (Dollars in billions) $351.3 $391.4 $425.6 $1,358.8 $400.5 $373.3 $17.5 $22.0 $39.8 $163.3 Weighted-Average OLTV Ratio 72% 71% 70% 71% 68% 70% 97% 80% 71% 71% OLTV Ratio > 95% 3% 3% 2% 2% 2% 2% 100% 21% 0% 2% Weighted-Average FICO® Credit Score(7) 759 762 762 760 761 757 751 750 658 751 FICO Credit Score < 680(7) 4% 4% 4% 4% 4% 6% 1% 7% 100% 6% DTI Ratio > 43%(31) 20% 19% 20% 21% 20% 22% 19% 36% 25% 100% Fixed-rate 100% 100% 100% 100% 100% 99% 100% 100% 100% 100% Owner Occupied 93% 92% 91% 92% 91% 93% 100% 100% 96% 90% HomeReady®(32) 2% 2% 3% 2% 3% 3% 27% 100% 4% 5% W ei gh te d- A ve ra ge O LT V R at io O rigination LTV > 95% 75% 77% 76% 71% 69% 4.9% 7.5% 6.6% 2.0% 2.0% 2017 2018 2019 2020 Q2 YTD 2021 0% 20% 40% 60% 80% 100% 0% 5% 10% 15% 20% 25% Origination Loan-to-Value Ratio FICO Credit Score(7) Acquisitions by Loan Purpose Weighted-Average OLTV Ratio % OLTV > 95% Weighted-Average FICO Credit Score % FICO Credit Score < 680 Refi Plus(33) including HARP Other Refinance Cash-out Refinance Purchase

Q2 2021 Financial Supplement 15© 2021 Fannie Mae DRAFT % o f U P B in C on ve nt io na l G ua ra nt y B oo k of B us in es s S D Q R ate 100.00% 1.00% 2.00% 97.00% 2.08% 5.04% 8.75% 1.69% Total 2004 and Prior 2005- 2008 2009- 2021 0% 25% 50% 75% 100% 0% 5% 10% Certain Credit Characteristics of Single-Family Conventional Guaranty Book of Business by Origination Year and Loan Features(3)(34) As of June 30, 2021 Origination Year Certain Loan Features Categories are not mutually exclusive Overall Book 2008 & Earlier 2009- 2017 2018 2019 2020 2021 OLTV Ratio > 95% Home- Ready®(32) FICO Credit Score < 680(7) Refi Plus Including HARP(33) DTI Ratio > 43%(31) Total UPB (Dollars in billions) $3,377.2 $114.2 $1,045.0 $127.4 $262.0 $1,183.5 $645.1 $165.6 $97.9 $281.0 $180.2 $754.0 Average UPB $192,919 $85,708 $139,749 $176,168 $214,932 $265,993 $279,951 $159,830 $178,062 $146,534 $112,965 $204,668 Share of Single-Family Conventional Guaranty Book 100% 3% 31% 4% 8% 35% 19% 5% 3% 8% 5% 22% Loans in Forbearance by UPB(35) 1.9% 6.9% 2.9% 6.2% 4.1% 0.7% 0.1% 4.0% 3.3% 6.1% 3.4% 3.6% Share of Loans with Credit Enhancement(36) 35% 11% 48% 75% 58% 25% 20% 79% 79% 37% 42% 39% Serious Delinquency Rate(9) 2.08% 6.80% 2.33% 5.14% 3.22% 0.49% 0.03% 4.36% 3.01% 6.44% 2.89% 3.59% Weighted-Average OLTV Ratio 73% 75% 75% 77% 76% 71% 69% 105% 87% 76% 85% 74% OLTV Ratio > 95% 5% 9% 7% 10% 8% 3% 2% 100% 34% 9% 29% 6% Amortized OLTV Ratio(37) 68% 65% 64% 72% 73% 69% 69% 93% 84% 74% 70% 71% Weighted-Average Mark-to-Market LTV Ratio(6) 55% 40% 40% 57% 60% 62% 66% 69% 72% 53% 40% 57% Weighted-Average FICO Credit Score(7) 752 696 749 733 746 761 759 729 741 649 727 740 FICO Credit Score < 680(7) 8% 38% 10% 16% 9% 4% 5% 15% 10% 100% 22% 12% Credit Characteristics of Single-Family Conventional Guaranty Book of Business W ei gh te d- A ve ra ge F IC O C re di t S co re FIC O C redit S core < 680 745 746 746 750 752 11.8% 11.5% 10.5% 9.0% 8.3% 2017 2018 2019 2020 Q2 YTD 2021 0 250 500 750 0% 5% 10% 15% 20% 25% W ei gh te d- A ve ra ge M TM LT V % M TM LTV >100% 58% 57% 57% 58% 55% 1.0% 0.4% 0.3% 0.1% 0.1% 2017 2018 2019 2020 Q2 YTD 2021 0% 10% 20% 30% 40% 50% 60% 70% 0% 2.5% 5% 7.5% 10% Mark-to-Market Loan-to-Value (MTMLTV) Ratio(6) FICO Credit Score(7) SDQ Rate by Vintage(9) as of June 30, 2021 % MTMLTV > 100% Weighted-Average MTMLTV % FICO Credit Score < 680 Weighted-Average FICO Credit Score SDQ Rate % of UPB in Conventional Guaranty Book of Business by Origination Year

Q2 2021 Financial Supplement 16© 2021 Fannie Mae DRAFT U P B (D ol la rs in b ill io ns ) $40 $76 $102 $86 $82 $67 $189 $240 $265 $206 $290 $58 $44 $45 $73 $57 $239 $331 $410 $338 $445 $182 $0 2015 2016 2017 2018 2019 2020 Q2 YTD 2021 $0 $200 $400 $600 Single-Family Credit Risk Transfer U P B (D ol la rs in b ill io ns ) $1,224 $1,067 $955 $822 $698 40% 35% 30% 25% 21% Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 0% 20% 40% 2019 2020 Q2 YTD 2021 Credit Enhancement Outstanding UPB (dollars in billions) Outstanding UPB % of Book(38) Outstanding Outstanding UPB % of Book(38) Outstanding Outstanding UPB % of Book(38) Outstanding Primary mortgage insurance & other(39) $653 22% $681 21% $692 20% Connecticut Avenue Securities(40) $919 31% $608 19% $461 14% Credit Insurance Risk Transfer(8) $275 10% $216 7% $144 4% Lender risk-sharing(40) $147 5% $131 4% $93 3% (Less: loans covered by multiple credit enhancements) ($438) (15)% ($304) (9)% ($216) (6)% Total single-family loans with credit enhancement $1,556 53% $1,332 42% $1,174 35% Single-Family Credit Risk Transfer Issuance Single-Family Credit Risk Transfer Single-Family Loans with Credit Enhancement % Single-family conventional guaranty book in a CRT transaction Outstanding UPB of single-family loans in a CRT transaction(8) Lender risk-sharing Connecticut Avenue Securities Credit Insurance Risk Transfer

Single-Family Conventional Guaranty Book of Business in Forbearance

Certain Credit Characteristics of Single-Family Loans in Forbearance[41]

As of June 30, 2021

		Origination Year					
Categories are not mutually exclusive	**Total**	2008 & Earlier	2009-2017	2018	2019	2020	2021
Total UPB (Dollars in billions)	**$65.0**	$7.9	$30.0	$7.9	$10.6	$8.1	$0.5
Average UPB	**$207,293**	$137,461	$193,494	$229,809	$271,802	$307,755	$353,018
Share of Single-Family Conventional Guaranty Book based on Loan Count	**1.8%**	0.3%	0.9%	0.2%	0.2%	0.2%	0.0%
Share of Single-Family Conventional Guaranty Book based on UPB[42]	**1.9%**	0.2%	0.9%	0.2%	0.3%	0.3%	0.0%
MTMLTV Ratio > 80% without Mortgage Insurance	**0.9%**	0.6%	0.2%	0.0%	0.1%	0.0%	0.0%
DTI Ratio > 43%[31]	**41.4%**	5.0%	17.0%	6.6%	7.5%	5.0%	0.3%
FICO Credit Score < 680[7]	**26.5%**	5.9%	11.8%	3.6%	3.3%	1.8%	0.1%
OLTV Ratio > 95%	**10.3%**	1.2%	4.7%	1.7%	2.0%	0.7%	0.0%

Delinquency Status of Loans in Forbearance as of June 30, 2021[14]



UPB (Dollars in billions)
$40.0
$20.0
$0.0
27K
$4.9
17K
$3.3
16K
$3.2
53K
$10.8
200K
$42.8
Current
30 to 59 days DLQ
60 to 89 days DLQ
90 to 180 days DLQ
180+ days DLQ
200K
100K
0K
Number of Loans (in thousands)

Single-Family Loan Forbearance Exits



4.2%
30.5%
31.4%
1,058,780 Loans Exited Forbearance in 2020 and through Q2 YTD 2021
3.0%
30.9%
Payment Deferral
Reinstated(24)
Other(16)
Paid Off
Modification(17)

© 2021 Fannie Mae

Q2 2021 Financial Supplement 17

Q2 2021 Financial Supplement 18© 2021 Fannie Mae DRAFT U P B (D ol la rs in b ill io ns ) N um ber of Loan W orkouts (in thousands) $13.8 $16.6 $7.7 $5.3 $56.0 $34.7 100.6K 118.1K 56.3K 299.2K 189.3K 2017 2018 2019 2020 Q2 YTD 2021 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 0K 50K 100K 150K 200K 250K 300K R E O E nd in g In ve nt or y (U ni ts in th ou sa nd s) 26 20 18 8 6 2017 2018 2019 2020 Q2 YTD 2021 0 10 20 30 40 Single-Family Problem Loan Statistics State Serious Delinquency Rate(9) Average Months to Foreclosure(43) CA 1.84% 29 TX 2.47% 22 FL 2.81% 36 NY 3.71% 60 WA 1.48% 18 NJ 3.33% 38 CO 1.40% 27 IL 2.51% 23 VA 1.91% 16 NC 1.69% 19 State SDQ Rate: Single-Family Serious Delinquency Rate by State as of June 30, 2021(9) Top 10 States by UPB Single-Family Loan Workouts Single-Family REO Ending Inventory 0.51% to 0.99% 1.00% to 1.99% 2.00% to 2.99% 3.00% and above Other(44) Total Loan Workouts Modifications(45) Payment Deferrals $39.0 $9.3 $19.0$16.7 $62.9

Q2 2021 Financial Supplement 19© 2021 Fannie Mae DRAFT 40.7% 10.9%6.5% 14.5% 20.0% 7.4% 63.3% 4.6% 3.4% 19.5% 3.3% 5.9% Credit Loss Concentration of Single-Family Conventional Guaranty Book of Business % of Single-Family Conventional Guaranty Book of Business(38)(46) % of Single-Family Credit Losses and Redesignation Write-Offs(46) Certain Product Features Categories are not mutually exclusive 2017 2018 2019 2020 Q2 YTD 2021 2017 2018 2019 2020 Q2 YTD 2021 Credit losses and redesignation write-offs by period (Dollars in millions) $2,963 $2,457 $1,719 $514 $150 100.0% 100.0% 100.0% 100.0% 100.0% Alt-A(47) 2.5% 1.9% 1.5% 1.1% 0.9% 21.9% 22.4% 16.6% 14.0% 18.4% Interest-only 1.2% 0.8% 0.5% 0.3% 0.2% 15.7% 15.4% 11.5% 9.1% 11.9% Origination LTV Ratio > 95% 6.6% 6.8% 6.9% 5.7% 4.9% 16.9% 14.9% 16.0% 14.4% 9.4% FICO Credit Score < 680 and OLTV Ratio > 95%(7) 1.6% 1.4% 1.3% 0.9% 0.8% 8.7% 8.7% 9.4% 8.8% 6.1% FICO Credit Score < 680(7) 11.8% 11.4% 10.5% 9.0% 8.3% 45.4% 46.3% 43.1% 41.4% 53.2% Refi Plus including HARP 13.2% 11.4% 9.5% 6.7% 5.3% 15.9% 13.2% 15.8% 16.6% 17.7% Vintage 2017 2018 2019 2020 Q2 YTD 2021 2017 2018 2019 2020 Q2 YTD 2021 2009 - 2021 90% 92% 94% 96% 97% 23% 20% 27% 33% 54% 2005 - 2008 6% 5% 4% 2% 2% 65% 66% 61% 54% 34% 2004 & Prior 4% 3% 2% 2% 1% 12% 14% 12% 13% 12% $150M $3.4T UPB % of Q2 YTD 2021 Single-Family Credit Losses and Redesignation Write-Offs by State(46)(48) % of Single-Family Conventional Guaranty Book of Business by State as of June 30, 2021 All Other States New Jersey Florida New York California Illinois All Other States New Jersey Florida New York California Illinois

Q2 2021 Financial Supplement 20© 2021 Fannie Mae DRAFT Time Since Beginning of Origination Year C um ul at iv e D ef au lt R at e 2004* 2005* 2006* 2007* 2008* 2009** 2010** 2011** 2012** 2013** 2014** 2015** 2016** 2017** 2018** 2019** 2020** 2021** Y r1 Y r2 Y r3 Y r4 Y r5 Y r6 Y r7 Y r8 Y r9 Y r1 0 Y r1 1 Y r1 2 Y r1 3 Y r1 4 Y r 1 5 Y r 1 6 Y r 1 7 Y r 1 8 0% 2% 4% 6% 8% 10% 12% 14% 16% Single-Family Cumulative Default Rates Cumulative Default Rates of Single-Family Conventional Guaranty Book of Business by Origination Year(49) 2007 2009 2006 201020112012 * Loans originated prior to 2009 represent only 3% of the single-family conventional guaranty book of business as of June 30, 2021. **As of June 30, 2021, cumulative default rates on the loans originated in each individual year from 2009-2021 were less than 1%. 2004 2008 2005

© 2021 Fannie Mae DRAFT Multifamily Business

Q2 2021 Financial Supplement 22© 2021 Fannie Mae DRAFT U P B (D ol la rs in b ill io ns ) $357.8 $366.8 $384.5 $399.1 $401.9 72.3 73.3 74.5 75.9 76.8 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 $0 $100 $200 $300 $400 0 10 20 30 40 50 60 70 80 U P B (D ol la rs in b ill io ns ) $19.6 $15.2 $27.1 $21.5 $10.9 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 $0 $5 $10 $15 $20 $25 $30 Multifamily Highlights • New Multifamily business volume was $10.9 billion in Q2 2021. • FHFA established a 2021 multifamily volume cap of $70 billion of which 50% must be mission-driven, focused on certain affordable and underserved market segments, and 20% must be affordable to residents earning 60% or less of area median income. • The multifamily guaranty book of business increased by $2.8 billion in Q2 2021 to $401.9 billion. • The average charged guaranty fee on the multifamily book increased from 75.9 basis points for the first quarter of 2021 to 76.8 basis points for the second quarter of 2021 as a result of increased pricing on acquisitions. Q2 2021 $963M Net interest income $23M Fee and other income $(60)M Fair value losses, net $22M Credit-related income $645M Net income Multifamily New Business Volume Multifamily Guaranty Book of Business(4) Multifamily Credit Risk Transfer Highlights U P B (D ol la rs in b ill io ns ) $29.1 $29.0 $29.0 $28.7 $28.6 $74.1 $73.4 $72.1 $71.3 $70.0 29% 28% 26% 25% 25% $103.2 $102.4 $101.1 $100.0 $98.6 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 $0 $25 $50 $75 $100 10% 15% 20% 25% 30% 35% 40% Average charged guaranty fee on multifamily guaranty book of business, at end of period (bps) UPB outstanding of multifamily guaranty book of business UPB outstanding of multifamily loans in a Multifamily Connecticut Avenue SecuritiesTM transaction % Multifamily guaranty book in a Multifamily CRT transaction UPB outstanding of multifamily loans in a Multifamily CIRT transaction

Q2 2021 Financial Supplement 23© 2021 Fannie Mae DRAFT S ha re o f A cq ui si tio ns 80% 89% 93% 93% 91% 20% 11% 7% 7% 9% 2017 2018 2019 2020 Q2 YTD 2021 0% 20% 40% 60% 80% 100% Credit Characteristics of Multifamily Loan Acquisitions Certain Credit Characteristics of Multifamily Loans by Acquisition Period(4) Categories are not mutually exclusive 2017 2018 2019 2020 Q2 YTD 2021 Total UPB (Dollars in billions) $67.1 $65.4 $70.2 $76.0 $32.4 Weighted-Average OLTV Ratio 67% 65% 66% 64% 65% Loan Count 3,861 3,723 4,113 5,051 2,317 % Lender Recourse(50) 100% 100% 100% 99% 100% % DUS(51) 98% 99% 100% 99% 99% % Full Interest-Only 26% 33% 33% 38% 31% Weighted-Average OLTV Ratio on Full Interest-Only Acquisitions 58% 58% 59% 58% 58% Weighted-Average OLTV Ratio on Non-Full Interest-Only Acquisitions 70% 68% 69% 68% 68% % Partial Interest-Only(52) 57% 53% 56% 50% 58% S ha re o f A cq ui si tio ns 41% 32% 33% 29% 33% 59% 68% 66% 70% 67% 2017 2018 2019 2020 Q2 YTD 2021 0% 20% 40% 60% 80% 100% $2.6B $2.0B $1.7B$0.9B $0.9B $0.9B $0.8B $0.8B $0.8B $0.7B Share of Acquisitions: 37% Total UPB: $12.1B Origination Loan-to-Value Ratio(4) Top 10 MSAs by Q2 YTD 2021 Acquisition UPB(4) Acquisitions by Note Type(4) % OLTV ratio less than or equal to 70% % OLTV ratio greater than 70% and less than or equal to 80% % OLTV ratio greater than 80% New York Washington D.C Dallas Philadelphia Los Angeles Chicago Atlanta Houston Phoenix San Diego Variable-rate Fixed-rate

Q2 2021 Financial Supplement 24© 2021 Fannie Mae DRAFT Certain Credit Characteristics of Multifamily Guaranty Book of Business by Acquisition Year, Asset Class, or Targeted Affordable Segment(4) As of June 30, 2021 Acquisition Year Asset Class or Targeted Affordable Segment Categories are not mutually exclusive Overall Book 2008 & Earlier 2009-2016 2017 2018 2019 2020 2021 Conventional /Co-op(53) Seniors Housing(53) Student Housing(53) Manufactured Housing(53) Privately Owned with Subsidy(54) Total UPB (Dollars in billions) $401.9 $7.9 $100.5 $55.8 $60.8 $69.0 $75.5 $32.4 $353.1 $17.0 $14.6 $17.2 $41.3 % of Multifamily Guaranty Book 100% 2% 25% 14% 15% 17% 19% 8% 88% 4% 4% 4% 10% Loan Count 29,378 3,151 8,455 3,048 3,379 3,991 5,038 2,316 26,490 651 664 1,573 3,745 Average UPB (Dollars in millions) $13.7 $2.5 $11.9 $18.3 $18.0 $17.3 $15.0 $14.0 $13.3 $26.1 $22.0 $10.9 $11.0 Loans in Forbearance by UPB(35) 0.2% 0.0% 0.4% 0.6% 0.1% 0.3% 0.0% 0.0% 0.1% 0.3% 2.9% 0.0% 0.1% Weighted-Average OLTV Ratio 66% 68% 67% 67% 65% 66% 64% 65% 66% 66% 66% 65% 69% Weighted-Average DSCR(11) 2.1 3.2 1.9 2.0 1.9 2.0 2.4 2.2 2.1 1.7 1.7 2.2 2.3 % Fixed rate 91% 28% 92% 88% 92% 94% 93% 91% 92% 63% 84% 94% 82% % Full Interest-Only 31% 28% 22% 30% 35% 33% 38% 31% 32% 13% 27% 24% 22% % Partial Interest-Only(52) 52% 17% 49% 55% 53% 56% 50% 58% 51% 58% 65% 57% 43% % Small Balance Loans(55) 44% 90% 50% 31% 27% 34% 36% 32% 44% 14% 25% 51% 51% % DUS(51) 99% 91% 99% 98% 100% 100% 99% 99% 99% 98% 100% 100% 98% Serious Delinquency Rate(12) 0.53% 0.53% 0.91% 0.83% 0.58% 0.41% 0.09% 0.00% 0.32% 2.35% 3.99% 0.02% 0.24% Credit Characteristics of Multifamily Guaranty Book of Business $34.7B $25.6B $18.0B$16.8B $12.2B $11.3B $10.4B $10.0B $9.9B $9.8B Share of Book of Business: 39.5% Total Top 10 UPB: $158.7B $1.6B $9.0B $13.0B $17.0B $25.8B $335.5B Total UPB: $401.9B UPB by Maturity Year as of June 30, 2021(4) Top 10 MSAs by UPB as of June 30, 2021(4) Multifamily Guaranty Book of Business by Note Type(4) New York Houston Los Angeles Phoenix Dallas Chicago Washington D.C. San Francisco Atlanta Seattle 2021 2024 2022 2025 2023 Other S ha re o f B oo k of B us in es s 82% 85% 88% 90% 91% 18% 15% 12% 10% 9% 2017 2018 2019 2020 Q2 YTD 2021 0% 20% 40% 60% 80% 100% Variable-rate Fixed-rate

Q2 2021 Financial Supplement 25© 2021 Fannie Mae DRAFT S er io us D el in qu en cy R at e 0.63% 0.71% 0.59% 0.24% 0.10% 0.05% 0.07% 0.05% 0.11% 0.06% 0.04% 0.98% 0.39% 0.56% 0.50% 0.18% 0.07% 0.99% 0.53% 1.36% 1.20% 0.92% 0.55% 0.34% 0.15% 0.21% 0.21% 0.08% 0.33% 0.31% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q2 2021 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% Multifamily Serious Delinquency Rates and Credit Losses 0.9% 1.1% 0.8% 0.3% 0.1% —% —% —% 0.1% 0.1% —% —% —% 0.7% 1.1% 1.0% 0.3% 0.1% —% —% —% 0.1% 0.1% —% —% —% 0.2% 1.1% 1.4% 0.1% —% —% —% —% 0.1% —% —% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 - 2019 2020 Q2 YTD 2021 0% 0.5% 1% 1.5% 2% Serious Delinquency Rates(12)(51) DUS/Non-DUS Cumulative Credit Loss Rates by Acquisition Year Through Q2 YTD 2021(51)(56) DUS Credit Loss Rate, Net Multifamily Total Credit Loss Rate, Net Non-DUS Credit Loss Rate, Net DUS Serious Delinquency Rate Multifamily Total Serious Delinquency Rate Non-DUS Serious Delinquency Rate

© 2021 Fannie Mae DRAFT Endnotes

Q2 2021 Financial Supplement 27© 2021 Fannie Mae DRAFT (1) Other expenses, net are comprised of credit enhancement expense, change in expected credit enhancement recoveries, debt extinguishment gains and losses, housing trust fund expenses, loan subservicing costs, servicer fees paid in connection with certain loss mitigation activities, and gains and losses from partnership investments. (2) Calculated based upon net worth divided by total assets outstanding at the end of the period. (3) Single-family conventional loan population consists of: (a) single-family conventional mortgage loans of Fannie Mae; (b) single-family conventional mortgage loans underlying Fannie Mae MBS other than loans underlying Freddie Mac securities that Fannie Mae has resecuritized; and (c) other credit enhancements that Fannie Mae provided on single- family mortgage assets, such as long-term standby commitments. It excludes non-Fannie Mae single-family mortgage-related securities held in the retained mortgage portfolio for which Fannie Mae does not provide a guaranty. Conventional refers to mortgage loans and mortgage-related securities that are not guaranteed or insured, in whole or in part, by the U.S. government or one of its agencies. (4) The multifamily guaranty book of business consists of: (a) multifamily mortgage loans of Fannie Mae; (b) multifamily mortgage loans underlying Fannie Mae MBS; and (c) other credit enhancements that the company provided on multifamily mortgage assets. It excludes non-Fannie Mae multifamily mortgage-related securities held in the retained mortgage portfolio for which Fannie Mae does not provide a guaranty. Data reflects the latest available information as of June 30, 2021. (5) Represents, on an annualized basis, the sum of the base guaranty fees charged during the period for the company's new single-family conventional guaranty arrangements plus the recognition of any upfront cash payments relating to these guaranty arrangements based on an estimated average life at the time of acquisition. Excludes the impact of a 10 basis point guaranty fee increase implemented pursuant to the TCCA, the incremental revenue from which is remitted to Treasury and not retained by the company. (6) The average estimated mark-to-market LTV ratio is based on the unpaid principal balance of the loan divided by the estimated current value of the property at period end, which the company calculates using an internal valuation model that estimates periodic changes in home value. Excludes loans for which this information is not readily available. (7) FICO credit score is as of loan origination, as reported by the seller of the mortgage loan. (8) Includes mortgage pool insurance transactions covering loans with an unpaid principal balance of approximately $1.8 billion outstanding as of June 30, 2021. (9) Single-family serious delinquency rate (or “SDQ rate”) refers to single-family loans that are 90 days or more past due or in the foreclosure process, expressed as a percentage of the company’s single-family conventional guaranty book of business, based on loan count. Single-family SDQ rate for loans in a particular category (such as origination year, loan feature or state), refers to SDQ loans in the applicable category, divided by the number of loans in the single-family conventional guaranty book of business in that category. (10) Calculated based on the amount of write-offs, recoveries and foreclosed property income or expenses annualized divided by the average single-family conventional guaranty book of business during the period. (11) Weighted-average debt service coverage ratio, or "DSCR", is calculated using the most recent property financial operating statements. When operating statement information is not available, the DSCR at the time of acquisition is used. If both are unavailable, the underwritten DSCR is used. Although the company uses the most recently available results from their multifamily borrowers, there is a lag in reporting, which typically can range from three to six months, but in some cases may be longer. Accordingly, the financial information Fannie Mae has received from borrowers may not reflect the most recent impacts of the COVID-19 pandemic. Co-op loans are excluded from this metric. (12) Multifamily serious delinquency rate (or “SDQ rate”) refers to multifamily loans that are 60 days or more past due, expressed as a percentage of the company’s multifamily guaranty book of business, based on unpaid principal balance. Multifamily SDQ rate for loans in a particular category (such as acquisition year, asset class or targeted affordable segment), refers to SDQ loans in the applicable category, divided by the unpaid principal balance of the loans in the multifamily guaranty book of business in that category. (13) Credit loss (benefit) ratio, net represents the annualized net credit loss or benefit for the period divided by the average unpaid principal balance of the multifamily guaranty book of business for the period. Net credit benefits are the result of recoveries on previously written-off amounts. Net credit losses include expected benefit of freestanding loss-sharing benefit, primarily multifamily DUS lender-risk sharing transactions. . Endnotes

Q2 2021 Financial Supplement 28© 2021 Fannie Mae DRAFT Endnotes (14) Pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"), for purposes of reporting to the credit bureaus, servicers must report a borrower receiving a COVID-19-related payment accommodation, such as a forbearance plan or loan modification, as current if the borrower was current prior to receiving the accommodation and the borrower makes all required payments in accordance with the accommodation. For purposes of the company's disclosures regarding delinquency status, loans receiving COVID-19-related payment forbearance are reported as delinquent according to the contractual terms of the loan. (15) As a part of the company's relief programs, the company has authorized servicers to permit payment forbearance to borrowers experiencing a COVID-19-related financial hardship for up to 12 months without regard to the delinquency status of the loan, and for borrowers already in forbearance as of February 28, 2021, for a total of up to 18 months, provided that the forbearance does not result in the loan becoming greater than 18 months delinquent. The company estimates that, through June 30, 2021, approximately 8% of the single-family loans, based on loan count, in the single-family conventional guaranty book of business as of March 31, 2020 have been in a COVID-19-related forbearance at some point between then and June 30, 2021. (16) Consists of 42,948 loans that were delinquent upon the expiration of the forbearance arrangement and 1,958 loans that exited forbearance through a repayment plan. (17) Includes loans that are in trial modifications. (18) Displays the status and percentage of UPB as of current period end of the multifamily loans in the guaranty book of business as well as loans that had liquidated prior to period end that have received a forbearance. Since the COVID-19 pandemic was declared a national emergency in March 2020, Fannie Mae has broadly offered forbearance to affected multifamily borrowers. Nearly all of the multifamily loans in forbearance were associated with a COVID-19-related financial hardship. (19) Includes loans that are in the process of extending their forbearance. (20) Includes loans that are no longer in forbearance and are not on a repayment plan. Loans in this population may proceed to other loss mitigation activities, such as foreclosure or modification. (21) Represents multifamily loans that are no longer in forbearance but are current according to the original terms of the loan, or have been modified and are performing under the modification. (22) Guaranty fee income includes the impact of a 10 basis point guaranty fee increase implemented in 2012 pursuant to the Temporary Payroll Tax Cut Continuation Act of 2011, the incremental revenue from which is remitted to Treasury and not retained by the company. (23) Includes interest income from assets held in the company’s retained mortgage portfolio and other investments portfolio, as well as other assets used to generate lender liquidity. Also includes interest expense on the company’s outstanding corporate debt and Connecticut Avenue Securities® debt. (24) Represents single-family loans that are no longer in forbearance but are current according to the original terms of the loan. Also includes loans that remained current throughout the forbearance arrangement and continue to perform. (25) Includes $511 million as of June 30, 2021 in multifamily loans that received a forbearance, but liquidated prior to period end. Multifamily loans that received a forbearance, but went to foreclosure prior to period end accounted for $156 million of these liquidations as of June 30, 2021. (26) Reflects the company's aggregate indebtedness at the end of each period presented measured in unpaid principal balance and excludes effects of debt basis adjustments and debt of consolidated trusts. (27) Cash equivalents are comprised of overnight repurchase agreements and U.S. Treasuries that have a maturity at the date of acquisition of three months or less. (28) Refers to the U.S. weekly average fixed-rate mortgage rate according to Freddie Mac's Primary Mortgage Market Survey®. These rates are reported using the latest available data for a given period.

Q2 2021 Financial Supplement 29© 2021 Fannie Mae DRAFT (29) U.S. Gross Domestic Product ("GDP") annual growth (decline) rate for periods prior to 2021 are based on the quarterly series calculated by the Bureau of Economic Analysis and are subject to revision. GDP growth rate for Q2 YTD 2021 is the Advance Estimate published on July 29, 2021. (30) Home price estimates are based on purchase transactions in Fannie-Freddie acquisition and public deed data available through the end of June 2021. Including subsequent data may lead to materially different results. Home price growth rate is not seasonally adjusted. UPB estimates are based on data available through the end of June 2021, and the top 10 states are reported by UPB in descending order. One-year home price growth rate is for the 12-month period ending June 30, 2021. (31) Excludes loans for which this information is not readily available. From time to time, the company revises its guidelines for determining a borrower’s DTI ratio. The amount of income reported by a borrower and used to qualify for a mortgage may not represent the borrower’s total income; therefore, the DTI ratios reported may be higher than borrowers' actual DTI ratios. (32) Refers to HomeReady® mortgage loans, a low down payment mortgage product offered by the company that is designed for creditworthy low-income borrowers. HomeReady allows up to 97% loan-to-value ratio financing for home purchases. The company offers additional low down payment mortgage products that are not HomeReady loans; therefore, this category is not representative of all high LTV ratio single-family loans acquired or in the single-family conventional guaranty book of business for the periods shown. See the “OLTV Ratio > 95%” category for information on the single-family loans acquired or in the single-family conventional guaranty book of business with origination LTV ratios greater than 95%. (33) "Refi Plus" refers to loans acquired under Fannie Mae's Refi Plus initiative, which offered refinancing flexibility to eligible Fannie Mae borrowers who were current on their loans and who applied prior to the initiative’s December 31, 2018 sunset date. Refi Plus had no limits on maximum LTV ratio and provided mortgage insurance flexibilities for loans with LTV ratios greater than 80%. (34) Calculated based on the aggregate unpaid principal balance of single-family loans for each category divided by the aggregate unpaid principal balance of loans in the single-family conventional guaranty book of business. Loans with multiple product features are included in all applicable categories. (35) Consists of loans that are in an active forbearance as of June 30, 2021. (36) Percentage of loans in the single-family conventional guaranty book of business, measured by unpaid principal balance, included in an agreement used to reduce credit risk by requiring collateral, letters of credit, mortgage insurance, corporate guarantees, inclusion in a credit risk transfer transaction reference pool, or other agreement that provides for Fannie Mae's compensation to some degree in the event of a financial loss relating to the loan. (37) Amortized origination loan-to-value ratio is calculated based on the current UPB of a loan at period end, divided by the home price at origination of the loan. (38) Based on the unpaid principal balance of the single-family conventional guaranty book of business as of period end. (39) Refers to loans included in an agreement used to reduce credit risk by requiring primary mortgage insurance, collateral, letters of credit, corporate guarantees, or other agreements to provide an entity with some assurance that it will be compensated to some degree in the event of a financial loss. Excludes loans covered by credit risk transfer transactions unless such loans are also covered by primary mortgage insurance. (40) Outstanding unpaid principal balance represents the underlying loan balance, which is different from the reference pool balance for CAS and some lender risk-sharing transactions. (41) Calculated based on the unpaid principal balance of loans in forbearance with the specific credit characteristic and vintage divided by the total unpaid principal balance of loans in forbearance in that origination year at period end. (42) Share of single-family conventional guaranty book based on UPB was calculated based upon the unpaid principal balance of loans in forbearance by vintage divided by the total unpaid principal balance of the single-family conventional guaranty book of business at period end. Endnotes

Q2 2021 Financial Supplement 30© 2021 Fannie Mae DRAFT Endnotes (43) Measured from the borrowers’ last paid installment on their mortgages to when the related properties were added to the company's REO inventory for foreclosures completed during the six months ended June 30, 2021. Home Equity Conversion Mortgages insured by the Department of Housing and Urban Development are excluded from this calculation. (44) Includes repayment plans and foreclosure alternatives. Repayment plans reflect only those plans associated with loans that were 60 days or more delinquent. Beginning with the year ended December 31, 2020, completed forbearance arrangements are excluded. (45) There were approximately 17,300 loans in a trial modification period that was not complete as of June 30, 2021. (46) Credit losses and redesignation write-offs do not include gains (losses) on sales and other valuation adjustments. Percentages exclude the impact of recoveries that have not been allocated to specific loans. (47) For a description of Alt-A loan classification criteria, refer to the glossary in Fannie Mae’s 2020 Form 10-K. The company discontinued the purchase of newly originated Alt-A loans in 2009, except for those that represent the refinancing of a loan acquired prior to 2009, which has resulted in the acquisitions of Alt-A mortgage loans remaining low and the percentage of the book of business attributable to Alt-A to continue to decrease over time. (48) Total amount of single-family credit losses includes those not directly associated with specific loans. Single-family credit losses by state exclude the impact of recoveries that have not been allocated to specific loans. Presents the five states with the highest credit losses for the applicable period among the company's top ten states by percentage of outstanding single-family conventional guaranty book of business. (49) Defaults include loan foreclosures, short sales, sales to third parties at the time of foreclosure and deeds-in-lieu of foreclosure. Cumulative Default Rate is the total number of single-family conventional loans in the guaranty book of business originated in the identified year that have defaulted, divided by the total number of single-family conventional loans in the guaranty book of business originated in the identified year. Data as of June 30, 2021 is not necessarily indicative of the ultimate performance of the loans and performance may change, perhaps materially, in future periods. (50) Represents the percentage of loans with lender risk-sharing agreements in place, measured by unpaid principal balance. (51) Under the Delegated Underwriting and Servicing ("DUS") program, Fannie Mae acquires individual, newly originated mortgages from specially approved DUS lenders using DUS underwriting standards and/or DUS loan documents. Because DUS lenders generally share the risk of loss with Fannie Mae, they are able to originate, underwrite, close and service most loans without a pre-review by the company. (52) Includes any loan that was underwritten with an interest-only term less than the term of the loan, regardless of whether it is currently in its interest-only period. (53) See https://multifamily.fanniemae.com/financing-options for definitions. Loans with multiple product features are included in all applicable categories. (54) The Multifamily Affordable Business Channel focuses on financing properties that are under an agreement that provides long-term affordability, such as properties with rent subsidies or income restrictions. (55) Small balance loans refers to multifamily loans with an original unpaid balance of up to $6 million nationwide. (56) Cumulative net credit loss rate is the cumulative net credit losses (gains) through June 30, 2021 on the multifamily loans that were acquired in the applicable period, as a percentage of the total acquired unpaid principal balance of multifamily loans in the applicable period. Net credit losses include expected benefit of freestanding loss-sharing benefit, primarily multifamily DUS lender-risk sharing transactions.